UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2008

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana*	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

McMoRan Exploration Co. (McMoRan) has, in a series of privately negotiated transactions from February 20, 2008 through February 26, 2008, induced and agreed to induce the conversion of approximately $23.1 million of its 6% Convertible Senior Notes due July 2, 2008 (6% Notes), into approximately 1.62 million shares of McMoRan common stock. McMoRan has paid or will pay an aggregate $0.7 million to the noteholders to induce the conversion of the notes, which amount will be charged to non operating expense in the first quarter of 2008.  As a result of these transactions, the interest cost savings are estimated to approximate $0.7 million during the first half of 2008.  After giving effect to these conversions, the remaining principal amount outstanding on McMoRan’s 6% Notes is $77.8 million and its common shares outstanding total approximately 54.9 million shares.  The foregoing induced conversions were exempt from registration by virtue of the exemption provided under Section 3(a)(9) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      McMoRan Exploration Co.

                      By: /s/ Nancy D. Parmelee
                     ----------------------------------------
                   Nancy D. Parmelee
                   Senior Vice President, Chief Financial Officer &
                   Secretary
                   (authorized signatory and
                   Principal Financial Officer)

Date:  February 26, 2008